EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2023 First Quarter Results

•Sales for the quarter increased 0.3 percent. Organic sales increased 6.9 percent while foreign currency reduced sales by 6.6 percent.
•Diluted EPS increased 17.9 percent to $0.79 in the first quarter of fiscal 2023 compared to $0.67 in the same quarter of the prior year. Diluted EPS Excluding Certain Items* increased 16.7 percent to $0.84 in the first quarter of fiscal 2023 compared to $0.72 in the same quarter of the prior year.
•During the quarter ended October 31, 2022, we returned $23.4 million to our shareholders in the form of dividends and share repurchases.

MILWAUKEE (November 17, 2022) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2023 first quarter ended October 31, 2022.

Quarter Ended October 31, 2022 Financial Results:
Sales for the quarter ended October 31, 2022 increased 0.3 percent, which consisted of an organic sales increase of 6.9 percent and a decrease of 6.6 percent from foreign currency translation. Sales for the quarter ended October 31, 2022 were $322.6 million compared to $321.5 million in the same quarter last year. By segment, sales increased 3.1 percent in Identification Solutions and decreased 9.1 percent in Workplace Safety, which consisted of an organic sales increase of 8.6 percent in Identification Solutions and an organic sales increase of 1.2 percent in Workplace Safety.
Income before income taxes increased 12.6 percent to $50.3 million for the quarter ended October 31, 2022, compared to $44.7 million in the same quarter last year. Income Before Income Taxes Excluding Certain Items* for the quarter ended October 31, 2022, which was adjusted for amortization expense of $3.6 million, was $54.0 million, an increase of 11.3 percent compared to the first quarter of last year.
Net income for the quarter ended October 31, 2022 was $39.4 million compared to $35.0 million in the same quarter last year. Earnings per diluted Class A Nonvoting Common Share were $0.79 in the first quarter of fiscal 2023, compared to $0.67 in the same quarter last year. Net Income Excluding Certain Items* for the quarter ended October 31, 2022 was $42.2 million and Diluted EPS Excluding Certain Items* for the quarter ended October 31, 2022 was $0.84. Net Income Excluding Certain Items* for the quarter ended October 31, 2021 was $38.0 million, and Diluted EPS Excluding Certain Items* for the quarter ended October 31, 2021 was $0.72.

Commentary:
“Our first quarter results demonstrate our commitment to serving our customers extremely well while making our customers’ jobs easier and safer. This quarter, we once again had strong organic sales growth, with organic growth in each of our two segments. We are investing in sales, marketing, and research and development, which when combined with our innovative spirit are setting the stage for Brady to continue growing organically,” said Brady’s President and Chief Executive Officer, Russell R. Shaller. “Our ability to execute is driving sustained growth across our businesses. Our Identification Solutions segment is performing very well, with organic sales growth and a robust pipeline of new products that help our customers become safer, more efficient, and meet their sustainability goals. In our Workplace Safety segment, we are seeing significant benefits from the actions we took to simplify our product offering, to streamline our cost structure, and to improve our price competitiveness, resulting in a segment profit increase of more than 175 percent this quarter. While we recognize that the macro-economy is uncertain and that foreign currency translation is creating challenges for international organizations such as Brady, we continue to see a positive demand environment, and we have a highly-engaged workforce and a strong balance sheet, which we believe position us for future success.”
“Brady is financially solid and continues to generate significant cash flow in a challenging macro environment. This quarter, we grew organic sales by 6.9 percent and we grew GAAP diluted earnings per share by 17.9 percent,” said Brady’s Chief Financial Officer, Aaron Pearce. “We also returned $11.4 million to our shareholders in the form of dividends and repurchased another $12.1 million worth of shares this quarter. We are in a net cash position of $15.5 million at October 31, 2022, and earlier this week we extended and expanded our revolving line of credit providing additional capacity for future shareholder value enhancing investments.”

Fiscal 2023 Guidance:
The Company’s GAAP earnings per diluted Class A Nonvoting Common Share guidance for the year ending July 31, 2023 remains unchanged at $3.13 to $3.43 per share, and the Company’s Diluted EPS Excluding Certain Items* guidance for the year ending July 31, 2023 also remains unchanged at $3.30 to $3.60 per share.
The other assumptions included in our fiscal 2023 guidance are effectively unchanged. We expect a full-year income tax rate of approximately 20 percent, depreciation and amortization expense ranging from $32 million to $34 million, and capital expenditures of approximately $32 million. Our fiscal 2023 guidance is based on foreign currency exchange rates as of October 31, 2022 and assumes continued economic growth.

A webcast regarding Brady’s fiscal 2023 first quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. central time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2022, employed approximately 5,700 people in its worldwide businesses. Brady’s fiscal 2022 sales were approximately $1.30 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

* Income Before Income Taxes Excluding Certain Items, Net Income Excluding Certain Items, and Diluted EPS Excluding Certain Items are non-GAAP measures. See appendix for more information on these measures, including reconciliations to the most directly comparable GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “continue” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: increased cost of raw materials, labor and freight as well as material shortages and supply chain disruptions; adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; Brady’s ability to identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; difficulties in protecting our websites, networks, and systems against security breaches; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2022.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share data)

	Three months ended October 31,
	2022	2021
Net sales	$322,569	$321,475
Cost of goods sold	167,305	166,487
Gross margin	155,264	154,988
Operating expenses:
Research and development	13,933	13,907
Selling, general and administrative	89,945	96,746
Total operating expenses	103,878	110,653

Operating income	51,386	44,335

Other (expense) income:
Investment and other (expense) income	(157)	543
Interest expense	(894)	(182)

Income before income taxes	50,335	44,696

Income tax expense	10,894	9,650

Net income	$39,441	$35,046

Net income per Class A Nonvoting Common Share:
Basic	$0.79	$0.67
Diluted	$0.79	$0.67

Net income per Class B Voting Common Share:
Basic	$0.78	$0.66
Diluted	$0.77	$0.65

Weighted average common shares outstanding:
Basic	49,868	51,973
Diluted	50,090	52,436

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 31, 2022	July 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$114,471	$114,069
Accounts receivable, net of allowance for credit losses of $6,938 and $7,355, respectively	180,183	183,233
Inventories	195,695	190,023
Prepaid expenses and other current assets	12,902	10,743
Total current assets	503,251	498,068
Property, plant and equipment—net	136,320	139,511
Goodwill	579,404	586,832
Other intangible assets	69,494	74,028
Deferred income taxes	15,061	15,881
Operating lease assets	27,244	31,293
Other assets	19,855	21,719
Total	$1,350,629	$1,367,332
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,604	$81,116
Accrued compensation and benefits	57,095	76,764
Taxes, other than income taxes	13,495	12,539
Accrued income taxes	13,943	8,294
Current operating lease liabilities	14,126	15,003
Other current liabilities	65,350	61,458
Total current liabilities	243,613	255,174
Long-term debt	99,000	95,000
Long-term operating lease liabilities	15,558	19,143
Other liabilities	80,733	86,717
Total liabilities	438,904	456,034
Stockholders’ equity:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 46,176,267 and 46,370,708 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	346,064	345,266
Retained earnings	920,482	892,417
Treasury stock—5,085,220 and 4,890,779 shares, respectively of Class A nonvoting common stock, at cost	(228,855)	(217,856)
Accumulated other comprehensive loss	(126,514)	(109,077)
Total stockholders’ equity	911,725	911,298
Total	$1,350,629	$1,367,332

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2022	2021
Operating activities:
Net income	$39,441	$35,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,665	8,509
Stock-based compensation expense	2,958	4,129
Deferred income taxes	(1,705)	(625)
Other	(383)	(187)
Changes in operating assets and liabilities:
Accounts receivable	(627)	(13,302)
Inventories	(9,582)	(16,579)
Prepaid expenses and other assets	(2,563)	(655)
Accounts payable and accrued liabilities	(14,150)	9,499
Income taxes	5,945	1,656
Net cash provided by operating activities	27,999	27,491

Investing activities:
Purchases of property, plant and equipment	(3,861)	(11,328)
Other	—	2
Net cash used in investing activities	(3,861)	(11,326)

Financing activities:
Payment of dividends	(11,376)	(11,595)
Proceeds from exercise of stock options	349	151
Payments for employee taxes withheld from stock-based awards	(1,504)	(3,339)
Purchase of treasury stock	(12,070)	(18,924)
Proceeds from borrowing on credit facilities	36,000	56,200
Repayment of borrowing on credit facilities	(32,000)	(27,200)
Other	66	115
Net cash used in financing activities	(20,535)	(4,592)

Effect of exchange rate changes on cash	(3,201)	(1,355)

Net increase in cash and cash equivalents	402	10,218
Cash and cash equivalents, beginning of period	114,069	147,335

Cash and cash equivalents, end of period	$114,471	$157,553

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2022	2021
NET SALES
IDS	$256,356	$248,617
WPS	66,213	72,858
Total	$322,569	$321,475

SALES INFORMATION
IDS
Organic	8.6%	13.2%
Currency	(5.5)%	0.6%
Acquisition	—%	11.6%
Total	3.1%	25.4%
WPS
Organic	1.2%	(8.6)%
Currency	(10.3)%	0.8%
Total	(9.1)%	(7.8)%
Total Company
Organic	6.9%	7.0%
Currency	(6.6)%	0.7%
Acquisition	—%	8.3%
Total	0.3%	16.0%

SEGMENT PROFIT
IDS	$51,525	$48,816
WPS	6,378	2,293
Total	$57,903	$51,109
SEGMENT PROFIT AS A PERCENT OF NET SALES
IDS	20.1%	19.6%
WPS	9.6%	3.1%
Total	18.0%	15.9%

	Three months ended October 31,
	2022	2021
Total segment profit	$57,903	$51,109
Unallocated amounts:
Administrative costs	(6,517)	(6,774)
Investment and other (expense) income	(157)	543
Interest expense	(894)	(182)
Income before income taxes	$50,335	$44,696

GAAP to NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)
In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.
Income Before Income Taxes Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Income Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income before income taxes to the non-GAAP measure of Income Before Income Taxes Excluding Certain Items:

	Three months ended October 31,
	2022	2021
Income before income taxes (GAAP measure)	$50,335	$44,696
Amortization expense	3,631	3,807
Income Before Income Taxes Excluding Certain Items (non-GAAP measure)	$53,966	$48,503

Income Tax Expense Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Income Tax Expense Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income tax expense to the non-GAAP measure of Income Tax Expense Excluding Certain Items:

	Three months ended October 31,
	2022	2021
Income tax expense (GAAP measure)	$10,894	$9,650
Amortization expense	865	900
Income Tax Expense Excluding Certain Items (non-GAAP measure)	$11,759	$10,550

Net Income Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Net Income Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income to the non-GAAP measure of Net Income Excluding Certain Items:

	Three months ended October 31,
	2022	2021
Net income (GAAP measure)	$39,441	$35,046
Amortization expense	2,766	2,907
Net Income Excluding Certain Items (non-GAAP measure)	$42,207	$37,953

Diluted EPS Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Diluted EPS Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income per Class A Nonvoting Common Share to the non-GAAP measure of Diluted EPS Excluding Certain Items (Note that certain amounts will not foot due to rounding):

	Three months ended October 31,
	2022	2021
Net income per Class A Nonvoting Common Share (GAAP measure)	$0.79	$0.67
Amortization expense	0.06	0.06
Diluted EPS Excluding Certain Items (non-GAAP measure)	$0.84	$0.72

Diluted EPS Excluding Certain Items Guidance:

	Fiscal 2023 Expectations
	Low	High
Earnings per Class A Nonvoting Common Share (GAAP measure)	$3.13	$3.43
Amortization expense	0.17	0.17
Diluted EPS Excluding Certain Items (non-GAAP measure)	$3.30	$3.60